EXHIBIT 99.1

Arbutus Announces Conference Call to Provide a Corporate Update and First Quarter 2017 Financial Results

VANCOUVER, British Columbia and DOYLESTOWN, Pa., May 02, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading hepatitis B Virus (HBV) therapeutic solutions company, today announced that it will hold a conference call on Thursday, May 4, 2017 at 1:30 PM Pacific Time (4:30 PM Eastern Time) to discuss first quarter 2017 financial results and a corporate update.

To access the conference call, a live webcast of the call can be accessed through the Investor section of Arbutus' website at www.arbutusbio.com. Or, alternatively, to access the conference call, please dial 1-914-495-8556 or 1-866-393-1607.

An archived webcast will be available on the Arbutus website after the event. Alternatively, you may access a replay of the conference call by calling 1-404-537-3406 or 1-855-859-2056 and referencing conference ID 17334187.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, and has facilities in Warminster, PA. For more information, visit www.arbutusbio.com.

Contact Information

Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604-419-3200
Email: acutler@arbutusbio.com

Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858.717.2310
Email: david.schull@russopartnersllc.com